Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	August 30, 2021, 4:30 p.m. EDT	Contact:	Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Announces Renewal & Extension of $1 Billion of Bank Facilities

Maturities extended into 2026 and beyond

Completes $1.5 billion of refinancing activity

Lake Oswego, Oregon, August 30, 2021 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced the renewal and extension of three bank facilities totaling over $1.0 billion. Greenbrier successfully renewed and extended its $600 million domestic revolving facility and $292 million term loan five years while its Greenbrier Leasing subsidiary’s non-recourse $200 million term loan was renewed and extended six years. Following this activity, Greenbrier has no material debt maturing in the next five years and staggered maturities beginning in 2026 and into 2028.

William A. Furman, Chairman and CEO said, “I would like to thank Greenbrier’s bankers, including Bank of America, N.A., for their strong and steady support. Extending Greenbrier’s banking facilities to maintain our strong liquidity profile has been a critical part of our strategy for managing the business through the pandemic and into recovering markets. During the last five months, Greenbrier has refinanced nearly $1.5 billion of debt, almost doubling the tenor of our debt by extending maturities into 2028.”

Furman added, “With a debt-to-equity ratio of approximately 1:1 and dividends paid to shareholders for 29 consecutive quarters, Greenbrier has prudently managed capital to maximize shareholder returns. Expansion of the GBX Leasing platform continues through Greenbrier’s purposeful approach to capital deployment that balances equity and non-recourse debt in rail fleet financings. Combined with momentum in our other business units, these factors position Greenbrier well as the economy and our markets continue to recover.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier manages 445,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. Together, GBXL and Greenbrier own a lease fleet of 8,700 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Announces Renewal of Bank Facilities (Cont.)	Page 2

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words such as “continue”, “maintain”, and “well-positioned” and similar expressions to identify forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, Greenbrier’s liquidity profile and financial positioning as the economy and its markets continue to recover, statements that Greenbrier’s current credit availability will continue into 2028 and other statements that are not purely statements of historical fact. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, future availability under borrowing base formulas contained in the bank facilities, as well as those risks that are described in further detail in Greenbrier’s reports filed with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, in Greenbrier’s subsequent Quarterly Reports on Form 10-Q and in Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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